Exhibit 10.2

THIS AGREEMENT is dated March 15, 2019 and is made BETWEEN:

(1)	SOCIEDADE DE JOGOS DE MACAU, S.A., a private company incorporated in Macau and having its registered office at 9th Floor Hotel Lisboa, Avenida de Lisboa, no. 2 to 4, Macau SAR. (“SJM”); and

(2)	MGM GRAND PARADISE, S.A., a private company incorporated in Macau and having its registered office at Edifício MGM Macau, Avenida do Dr. Sun Yat Sen, n.º 1101, Macau SAR (“MGM”)

SJM and MGM jointly referred as the “Parties”

CONSIDERING THAT:

(A)

Pursuant to the gaming concession contract for the operation of casino games dated 28 March 2002 between the Macau Government and SJM, as amended and supplemented by supplemental agreements between the same parties dated 19 April 2005, 26 September 2013 and 23 January 2017 (the “SJM Concession Contract”), SJM holds an 18-year gaming concession beginning on April 1, 2002 and expiring on March 31, 2020 to operate casino games and other gaming areas in Macau S.A.R. as approved and authorised by the Macau Government (the “SJM Concession”);

(B)

On April 19, 2005, SJM and MGM entered into a sub-concession contract, approved and authorized by the Macau Government (the “MGM Sub-concession Contract”) pursuant to which MGM is entitled to operate games of fortune and chance and other games in casino in Macau S.A.R. as approved and authorised by the Macau Government (the “MGM Sub-concession”);

(C)

As confirmed by the Macau Government, the MGM Sub-concession is separate from the SJM Concession under the SJM Concession Contract and MGM does not have any obligations to SJM pursuant to the MGM Sub-concession Contract;

(D)	The expiry date of the SJM Concession and of the MGM Sub-concession is March 31, 2020;

(E)	SJM has engaged in conversations with the Macau Government for the extension of the term of the SJM Concession from March 31, 2020 to June 26, 2022;

(F)	MGM has also engaged in conversations with the Macau Government for the extension of the term of the MGM Sub-concession from March 31, 2020 to June 26, 2022;

(G)

The new expiry date of June 26, 2022 of both the SJM Concession and MGM Sub-concession coincides with the expiry date of other concessions sub-concessions so that all the gaming concessions and sub-concessions will expire at the same time;

(H)

Pursuant to clause 82 paragraph two of the MGM Sub-concession Contract, SJM, as Concessionaire, has given its agreement to any revision to the MGM Sub-concession Contract that may be agreed between the Government and MGM, when the same do not involve any increase of SJM’ responsibility;

(I)

No increase of SJM’ responsibility will arise from the execution of the extension of the MGM Sub-concession through an addendum to the MGM Sub-concession Contract approved and authorized by the Macau Government (the “MGM Sub-concession Extension Contract”) and the extension of the term of the MGM Sub-concession from March 31, 2020 to June 26, 2022;

(J)	The Parties now wish to establish the terms and conditions upon which SJM and MGM agree to execute MGM Sub-concession Extension Contract.

NOW IT IS HEREBY AGREED as follows:

1.	The MGM Sub-concession Extension Contract

1.1.

The MGM Sub-concession Extension Contract will be subject to certain conditions (jointly the “Conditions”) identified in detail in the draft MGM Sub-concession Extension Contract that was approved and authorized by the Macau Government and is attached hereto as Annex 1.

1.2.

SJM acknowledges the Conditions and agrees to execute the MGM Sub-concession Extension Contract in accordance with the final draft approved and authorized by the Macau Government and MGM agrees to pay SJM the amount in clause 2 below in connection with the extension of the sub-concession.

2.	Consideration

2.1.

MGM agrees to pay SJM the amount of MOP$20,000,000.00 (twenty million Patacas) in connection with the execution of the MGM Sub-concession Extension Contract and the extension of the MGM Sub-concession, which shall be satisfied in accordance with the provisions of clause 4 below and no other payments will be due and payable by any of the Parties in connection with the execution of the MGM Sub-concession Extension Contract and the extension of the MGM Sub-concession.

3.	Completion

3.1.	Completion shall take place upon the execution of MGM Sub-concession Extension Contract by SJM and MGM, in triplicate, on March 15, 2019, on or around 10.30 am.

3.2.

MGM shall pay SJM the amount in clause 2.1. above within 5 (five) business days from Completion, through electronic funds transfer to an account nominated for such purpose by SJM or through bank cheque, and the payment of such amount into SJM’s account or the delivery of the bank cheque to SJM shall be a good discharge to MGM in respect of it.

4.	Representations and warranties and SJM undertaking

4.1.	SJM hereby represents and warrants to MGM that this Agreement constitutes legal, valid and binding obligations of SJM, enforceable in accordance with its terms.

4.2.	MGM hereby represents and warrants to SJM that this Agreement constitutes legal, valid and binding obligations of MGM, enforceable in accordance with its terms.

4.3.

SJM represents and warrants that the MGM Sub-concession will be the only gaming sub-concession entered into by SJM and SJM further undertakes that no additional gaming sub-concessions will be entered into by it with any other party throughout the duration of the MGM Sub-concession as provided in the MGM Sub-Concession Extension Contract.

5.	No Partnership

5.1.	None of the provisions of this Agreement shall be deemed to constitute a partnership among the Parties nor constitute any Party the agent of any other Party for any purpose.

6.	Costs

6.1.	SJM shall be responsible for its own costs, legal fees and other expenses incurred by it in reviewing, negotiating and executing this Agreement.

6.2.	MGM shall be responsible for its own costs, legal fees and other expenses incurred by it in the preparation, negotiation and execution of this Agreement.

7.	Assignment

7.1.

Save as expressly permitted by this Agreement, neither Party may assign, transfer, charge or dispose of, or purport to do any of the same, any of its rights, beneficial interests or obligations hereunder to any person without the prior written consent of the other Party.

8.	Successors and assigns

8.1.	This Agreement shall endure for the benefit of and be binding on the respective successors in title and permitted assigns of each party.

9.	Waiver, forbearance and variation

9.1.

The rights of each Party shall not be prejudiced or restricted by any indulgence or forbearance extended to the other Party and no waiver by either Party in respect of any breach shall operate as a waiver in respect of any subsequent breach.

9.2.	This Agreement shall not be varied or cancelled, unless such variation or cancellation shall be expressly agreed in writing by each Party.

10.	Severability

10.1.

If any of the provisions of this Agreement is found by a court or other competent authority to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect. Notwithstanding the foregoing the Parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.

10.2.

All rights and remedies conferred on any Party under this Agreement are cumulative and are additional to, and not exclusive of, any rights or remedies provided by law or otherwise available at any time to any Party.

11.	Entire Agreement

11.1.	This Agreement supersedes any previous agreement between the Parties and represents the entire understanding between the parties in relation to the subject matter of this Agreement.

12.	Notices

12.1.

Any notice to be given under this Agreement shall be in writing in the English language and shall either be delivered personally or sent by first class post pre-paid (or airmail if overseas), by facsimile transmission or electronic mail, to each of the Parties due to receive the notice, at the address, fax number or electronic mail address set out below:

To SJM:

Hotel Lisboa, 9th Floor

Avenida de Lisboa

no. 2 to 4

Macau SAR.

For the attention of: Dr Rui José da Cunha

Email: ruicunha@macausjm.com

Fax number +853 28715072

To MGM:

Edifício MGM Macau

Avenida do Dr. Sun Yat Sen, n.º 1101,

Macau SAR.

For the attention of: Dr. António Menano

Email: antoniomenano@mgm.mo

Fax number +853 88025905

or to such other address, number or address as one party may by notice advise from time to time to the other, but without prejudice to the effectiveness of any notice already given in accordance with this clause.

13.	Governing law

13.1.	This Agreement shall be governed in all respects by, and construed in accordance with the Macau S.A.R. law.

13.2.

If any Party has a claim against another Party arising out of or in connection with this Agreement such claim shall be referred to the courts of Macau S.A.R, to the jurisdiction of which each of the Parties to this Agreement irrevocably submits. The jurisdiction of the Macau S.A.R. courts over such claim shall be an exclusive jurisdiction and no courts outside Macau S.A.R. shall have any jurisdiction to hear and determine such claim.

14.	Counterparts

14.1.

This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same document, and any Party may execute this Agreement by signing any one or more of such counterparts.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

For and on behalf of SJM SIGNED by	For and on behalf of MGM SIGNED by

/s/ So Shu Fai Ambrose	/s/ Ho, Pansy Catilina Chiu King
So Shu Fai Ambrose	Ho, Pansy Catilina Chiu King
Chairman of the Board of Directors	Managing Director

/s/ Leong On Kei
Leong On Kei
Managing Director